SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 29, 1997


                              SILGAN HOLDINGS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                        000-22117                   06-1269834
---------------            ----------------------           ------------------
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)





         4 Landmark Square, Stamford, Connecticut                  06901
         ---------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (203) 975-7110

Item 5.  Other Events.

Refinancing of Bank Credit Facility

                      On July 29, 1997, Silgan Holdings Inc., a Delaware corporation ("Silgan"), and its wholly owned subsidiaries, Silgan Containers Corporation ("Containers") and Silgan Plastics Corporation ("Plastics"), completed the refinancing of approximately $600 million of existing bank indebtedness by entering into a new $1.0 billion senior secured credit facility (the "New Credit Agreement") with various lenders from time to time party to the New Credit Agreement (the "Banks"), Bankers Trust Company ("Bankers Trust"), as Administrative Agent and as a Co-Arranger, Bank of America National Trust & Savings Association, as Syndication Agent and as a Co-Arranger, Goldman Sachs Credit Partners L.P., as Co-Documentation Agent and as a Co-Arranger, and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agent and as a Co-Arranger. All amounts owing under Silgan's previous credit agreement, dated as of August 1, 1995 (as amended, the "Previous Credit Agreement"), were repaid with proceeds from loans made under the New Credit Agreement, and the Previous Credit Agreement and the various security documents entered into in connection therewith were terminated.

                      This refinancing represents another step in Silgan's
previously announced strategy to refinance higher cost indebtedness in order to improve cash flow and increase its operating and financial flexibility. The New Credit Agreement lowers interest rates, increases the amount of borrowings available, extends maturities and provides more flexibility to make acquisitions, pay dividends, repurchase stock and refinance existing indebtedness.

Description of New Credit Agreement

                      The following is a summary of certain terms of the New Credit Agreement and certain other agreements entered into in connection therewith and is qualified in its entirety by reference to the New Credit Agreement and such other agreements, copies of which are filed as exhibits hereto.

                      The Available Credit Facility. Pursuant to the New Credit Agreement, the Banks (i) loaned to Silgan $250,000,000 of term loans designated as "A Term Loans" and $200,000,000 of term loans designated as "B Term Loans" and (ii) have agreed to lend to Containers, Plastics and certain other wholly owned domestic subsidiaries of Silgan (collectively with Containers and Plastics, the "Revolving Borrowers") up to $550,000,000 of revolving loans (the "Revolving Loans"). The New Credit Agreement also gives Silgan the right to request one or more Banks to increase its commitment for Revolving Loans by up to an aggregate of an additional $200,000,000 without the consent of the other Banks, with no Bank being obligated to so increase its commitment.

                      Under the New Credit Agreement, the aggregate amount of Revolving Loans which may be outstanding at any time is not subject to any borrowing base limitation. However, the Revolving Borrowers are required to maintain, for at least one period of 30 consecutive days during each period beginning February 15 of each year through the following February 15, total average unutilized commitments for Revolving Loans of at least $125 million.

                      Pursuant to the New Credit Agreement, proceeds from future Revolving Loans may be used for general corporate and working capital purposes. The New Credit Agreement increases Silgan's current borrowing capacity for Revolving Loans by approximately $325 million. Silgan intends to use these available funds to pursue its growth strategy through strategic acquisitions in the metal food can, plastic bottle and closure businesses, and by acquiring businesses in complementary areas of the North American consumer goods packaging market. In addition, Silgan may use this additional borrowing capacity for other purposes, including operating needs.

                      Each of the Term Loans and each of the Revolving Loans, at the respective borrower's election, consists of loans designated as Eurodollar Rate (as defined below) loans or as Base Rate (as defined below) loans. Each of the Term Loans and each of the Revolving Loans can be converted from a Base Rate loan into a Eurodollar Rate loan and vice versa. The interest periods for Eurodollar Rate loans may be one, two, three, six or, to the extent available, twelve months.

                      As of July 29, 1997, the outstanding principal amounts of A Term Loans, B Term Loans and Revolving Loans under the New Credit Agreement were $250 million, $200 million and $143.75 million, respectively. All such proceeds were used to refinance amounts outstanding under the Previous Credit Agreement and pay fees and expenses in connection therewith.

                      Security and Guarantees. Pursuant to the terms of a Borrowers/Subsidiaries Guaranty made in favor of the Banks, Silgan and each of its U.S. subsidiaries guaranteed on a secured basis all of the obligations of the borrowers under the New Credit Agreement. Additionally, Silgan and each of its U.S. subsidiaries pledged substantially all of their respective assets and properties as collateral to secure the obligations under the New Credit Agreement. In the event that Silgan receives a "senior unsecured implied" rating with respect to its long-term indebtedness of at least BBB- from Standard & Poor's Rating Services or at least Baa3 from Moody's Investors Service, Inc., Silgan has the right to require the release of all of the collateral pledged as security for the New Credit Agreement.

                      Payment of Loans. The Revolving Loans generally can be borrowed, repaid and reborrowed from time to time until December 31, 2003, on which date all Revolving Loans mature and are payable in full. Amounts repaid under the Term Loans cannot be reborrowed.

                      The A Term Loans mature on December 31, 2003 and are payable in installments as follows:
                                                         A Term Loan
Installment Repayment Date                            Principal Amount
--------------------------                            ----------------
December 31, 1998.....................................     $25,000,000
December 31, 1999.....................................      30,000,000
December 31, 2000.....................................      35,000,000
December 31, 2001.....................................      40,000,000
December 31, 2002.....................................      55,000,000
December 31, 2003.....................................      65,000,000

             The B Term Loans mature on June 30, 2005 and are payable in installments as follows:
                                                          B Term Loan
Installment Repayment Date                             Principal Amount
--------------------------                             ----------------
December 31, 1997......................................     $ 1,000,000
December 31, 1998......................................       2,000,000
December 31, 1999......................................       2,000,000
December 31, 2000......................................       2,000,000
December 31, 2001......................................       2,000,000
December 31, 2002......................................       2,000,000
December 31, 2003......................................       2,000,000
December 31, 2004......................................       2,000,000
June 30, 2005..........................................     185,000,000

             Under the New Credit Agreement, Silgan is required to repay Terms Loans in an amount equal to (i) 50% of Silgan's Excess Cash Flow (as defined in the New Credit Agreement) in any fiscal year during the New Credit Agreement (beginning with the 1997 fiscal year) unless Silgan's Leverage Ratio (as defined below) for such year is less than or equal to 3.50:1.00; (ii) 100% of the net sale proceeds received from certain asset sales; provided that if the net sale proceeds from such asset sales are less than $50 million, such proceeds may be used by Silgan and its subsidiaries within 12 months to purchase assets for use in their business; (iii) 100% of the net insurance proceeds from casualty or condemnation events, provided that up to $25,000,000 of such proceeds may be used within 12 months to replace or restore the damaged or lost properties or assets; (iv) 100% of the net proceeds from the incurrence of indebtedness, except generally for indebtedness incurred as permitted under the New Credit Agreement; (v) 75% of the cash proceeds from sales of accounts receivable pursuant to an asset securitization involving accounts receivable; and (vi) 75% of the net sale proceeds in excess of the first $10 million in any fiscal year from certain sale and leaseback transactions.

             Interest and Fees. Interest on the Term Loans and the Revolving Loans is payable at certain margins over certain rates as summarized below.

             Interest on Term Loans maintained as Base Rate loans accrues at floating rates of 0.375% less the then applicable Interest Reduction Discount (as defined below) (in the case of A Term Loans) and 0.875% less the then applicable Interest Reduction Discount (in the case of B Term Loans) (but in any case not less than zero) over the Base Rate. Interest on Term Loans maintained as Eurodollar Rate loans accrues at floating rates of 1.375% less the then applicable Interest Reduction Discount (in the case of A Term Loans) and 1.875% less the then applicable Interest Reduction Discount (in the case of B Term Loans) over a formula rate (the "Eurodollar Rate") determined with reference to the rate offered by Bankers Trust for dollar deposits in the New York interbank Eurodollar market. Interest on Revolving Loans maintained as (i) Base Rate loans accrues at floating rates of 0.375% less the then applicable Interest Reduction Discount (but in any case not less than zero) over the Base Rate or (ii) Eurodollar Rate loans accrues at floating rates of 1.375% less the then applicable Interest Reduction Discount over the Eurodollar Rate.

             Initially, the margins over the Base Rate and the Eurodollar Rate for Term Loans and Revolving Loans will be 150 basis points less than under the Previous Credit Agreement. The interest rate for A Term Loans and Revolving Loans is Base Rate or Eurodollar Rate plus 1% and for B Term Loans is Base Rate plus 0.5% or Eurodollar Rate plus 1.5%. The interest rates will be reset quarterly (beginning after December 31, 1997) to give effect to the then applicable Interest Reduction Discount. Based upon current bank borrowings outstanding, Silgan expects that the New Credit Agreement will provide an annual reduction in interest expense of approximately $8.0 million.

             Under the New Credit Agreement, the Revolving Borrowers have agreed to pay to the Banks a commitment commission calculated initially as 0.25% per annum on the daily average unused portion of the Banks' revolving commitment in respect of the Revolving Loans until such revolving commitment is terminated. The commitment commission rate is subject to change, ranging from 0.15% to 0.375%, on a quarterly basis (beginning after December 31, 1997) depending upon Silgan's Leverage Ratio. Additionally, each of the Revolving Borrowers is required to pay to the Banks, on a quarterly basis in arrears, a letter of credit fee at a rate per annum of 1.375% less the then applicable Interest Reduction Discount, and to pay to Bankers Trust a facing fee of 1/4 of 1% per annum, each on the average daily stated amount of each letter of credit issued for the account of such Revolving Borrower.

             In connection with the New Credit Agreement, the Banks (including Bankers Trust) also received certain financing fees amounting to $2.3 million.

             Certain Covenants. The New Credit Agreement contains numerous financial and operating covenants, under which Silgan and its subsidiaries must operate. The New Credit Agreement provides Silgan and its subsidiaries with more flexibility than under the Previous Credit Agreement to, among other things, make acquisitions, pay dividends, repurchase stock and refinance indebtedness.

             The New Credit Agreement limits Silgan's and its subsidiaries' abilities: (i) to create certain liens; (ii) to consolidate, merge, sell or lease assets and to purchase assets, except that, among other things, (a) Silgan and its subsidiaries generally may make stock or asset acquisitions of businesses primarily engaged in the packaging business; and (b) Silgan and its subsidiaries may sell up to an aggregate of $100,000,000 of assets and may enter into certain sale and leaseback transactions, so long as, among other things, the net proceeds therefrom are applied and/or reinvested as required by the New Credit Agreement; (iii) to pay dividends on, or repurchase shares of, its capital stock, except that, among other things: (a) Silgan may pay cash dividends in an amount not to exceed $6,000,000 per year (as increased by Silgan's Cumulative Consolidated Net Income (as defined in the New Credit Agreement)), as provided in the New Credit Agreement; and (b) Silgan may redeem or repurchase shares of its stock in an amount not to exceed $25,000,000 per year (as increased by Silgan's Cumulative Consolidated Net Income), as provided in the New Credit Agreement; (iv) to create additional indebtedness, except for, among other things: (a) unsecured subordinated indebtedness of Silgan, the proceeds of which are used within 60 days to refinance other existing subordinated indebtedness of Silgan; (b) certain indebtedness assumed in connection with permitted acquisitions; (c) certain unsecured guarantees of obligations of Joint Ventures (as defined in the New Credit Agreement); and (d) additional indebtedness not otherwise permitted in an amount not to exceed $25,000,000; (v) to make certain advances, investments and loans, except for, among other things, investments in, or transfers of assets to, Joint Ventures, subject to certain limitations; (vi) to enter into certain transactions with affiliates outside of the ordinary course; (vii) to make certain capital expenditures, except for, among other things, capital expenditures which do not exceed in the aggregate $50 million for the period from July 29, 1997 to December 31, 1997 and $75 million for each calendar year thereafter during the term of the New Credit Agreement (such amount for any given calendar year to be increased by 7% of the annual sales attributable to any permitted acquisition), provided that to the extent capital expenditures made during any period are less than the amounts that are otherwise permitted to be made during such period, such amount may be carried forward and utilized to make capital expenditures in the immediately succeeding calendar year, and provided further that additional capital expenditures may be made with Net Equity Proceeds Amount, Net Insurance Proceeds, Retained Excess Cash Flow Amount and Net Sale Proceeds (each as defined in the New Credit Agreement) as provided in the New Credit Agreement;
(viii) with certain exceptions, to permit Silgan's direct and indirect subsidiaries to issue capital stock or to create limitations on the ability of any such subsidiary to (a) pay dividends or make other distributions, (b) make loans or advances, or (c) transfer assets; (ix) to engage in any business other than the packaging business; and (x) to designate any indebtedness as "Designated Senior Indebtedness" for purposes of the 9% Debentures, the Exchange Debentures or any refinancing indebtedness issued by Silgan.

             The New Credit Agreement requires that the ratio of EBITDA (as defined below) to Interest Expense (as defined below) may not be less than, for each Test Period ending through December 31, 1998 (beginning with the Test Period ending December 31, 1997), 2.25:1; for each Test Period ending from March 31, 1999 through December 31, 1999, 2.50:1; for each Test Period ending from March 31, 2000 through December 31, 2000, 2.75:1; and for each Test Period ending from and after March 31, 2001, 3.00:1. In addition, the New Credit Agreement requires that the Leverage Ratio for any Test Period (beginning with the Test Period ending December 31, 1997) not exceed, in the case of all Test Periods ending on or before December 31, 1999, 4.50:1, and in the case of all Test Periods ending on or after March 31, 2001, 4.00:1.

             Events of Default. Events of default under the New Credit Agreement include, among others: (i) the failure to pay any principal on the Term Loans or the Revolving Loans, the failure to reimburse drawings under any letters of credit when due or the failure to pay within three business days after the date such payment is due interest on the Term Loans, the Revolving Loans or any unpaid drawings under any letter of credit or any fees or other amounts owing under the New Credit Agreement; (ii) subject to certain limited exceptions, any failure to pay amounts due under certain other agreements or any defaults that result in or permit the acceleration of certain other indebtedness; (iii) subject to certain limited exceptions and any applicable grace periods, the breach of any covenants, representations or warranties contained in the New Credit Agreement or any related document; (iv) certain events of bankruptcy, insolvency or dissolution; (v) the occurrence of certain judgments or decrees not vacated, discharged, stayed or bonded pending appeal; (vi) the occurrence of certain ERISA related liabilities; (vii) a default under or invalidity of any of the security or guarantee documents entered into in connection with the New Credit Agreement or of the security interests granted to the Banks pursuant to the New Credit Agreement; and (viii) a Change of Control (as defined in the New Credit Agreement).

             Upon the occurrence of any event of default under the New Credit Agreement, the Banks are permitted, among other things, to accelerate the maturity of the Term Loans and the Revolving Loans and all other outstanding indebtedness under the New Credit Agreement and terminate their commitment to make any further Revolving Loans or to issue any letters of credit.

             Certain Definitions. For purposes of the foregoing description of the New Credit Agreement, the following terms have the meanings indicated below:

             "Base Rate" means, at any time, the highest of (i) 1/2 of 1% in excess of an adjusted certificate of deposit rate as set forth in the New Credit Agreement, (ii) 1/2 of 1% in excess of the Federal Funds Rate generally determined on the basis of a weighted average of rates on overnight Federal Funds transactions and (iii) the rate which Bankers Trust announces from time to time as its prime lending rate.

             "EBIT" means, for any period, the consolidated net income of Silgan and its subsidiaries for such period, before Interest Expense and provision for taxes and (to the extent not already otherwise excluded from the calculation thereof under the New Credit Agreement) without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), or any non-cash adjustments resulting from changes in value of employee stock options.

             "EBITDA" means, for any period, EBIT for such period, adjusted by adding thereto the amount of all depreciation and all amortization of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

             "Interest Expense" means, for any period, the total consolidated interest expense of Silgan and its subsidiaries for such period (without giving effect to any amortization or write-off of up-front fees and expenses in connection with any debt issuance).

             "Interest Reduction Discount" means initially .375%, and, from and after Silgan's delivery to the Banks of financial statements for the fiscal quarter ending December 31, 1997, (A) .125% if, but only if, the Leverage Ratio for the current Test Period is less than 4.25:1 and greater than or equal to 4.00:1; (B) .250% if, but only if, the Leverage Ratio for the current Test Period is less than 4.00:1 and greater than or equal to 3.75:1; (C) .375% if, but only if, the Leverage Ratio for the current Test Period is less than 3.75:1 and greater than or equal to 3.50:1; (D) .500% if, but only if, the Leverage Ratio for the current Test Period is less than 3.50:1 and greater than or equal to 3.25:1; (E) .625% if, but only if, the Leverage Ratio for the current Test Period is less than 3.25:1 and greater than or equal to 3.00:1; (F) .750% if, but only if, the Leverage Ratio for the current Test Period is less than 3.00:1 and greater than or equal to 2.75:1; (G) .875% if, but only if, the Leverage Ratio for the current Test Period is less than 2.75:1 and greater than or equal to 2.50:1; or (H) 1.00% if, but only if, the Leverage Ratio for the current Test Period is less than 2.50:1. Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount will be reduced to zero at all times when a default or an event of default under the New Credit Agreement exists.

             "Leverage Ratio" means, for any period, the ratio of (x) the sum of
(I) total indebtedness (excluding Revolving Loans outstanding) as of the last day of such period plus (II) the Revolving Loans outstanding on the December 31st immediately preceding the last day of such period (or, in the case of a Test Period ended on December 31 in any fiscal year, the Revolving Loans outstanding on such December 31) to (y) EBITDA for the most recently ended Test Period. In determining the Leverage Ratio for any period, the unrestricted cash and cash equivalents on the consolidated balance sheet of Silgan as of the last day of such period of up to $50 million are subtracted from total indebtedness to the extent, but only to the extent, no Revolving Loans are outstanding on such day, except that for purposes of determining whether repayments are required out of Excess Cash Flow for the fiscal year ending on December 31, 1997 only, up to $70,000,000 of unrestricted cash and cash equivalents may be deducted in determining total indebtedness as of the last day of such year.

             "Test Period" shall mean each period of four consecutive fiscal quarters of Silgan (in each case taken as one accounting period).

             For purposes of the various computations under the New Credit Agreement, (i) all computations utilize accounting principles in conformity with those used to prepare the statements of consolidated and consolidating financial condition of Silgan and its subsidiaries at December 31, 1996 and March 31, 1997 and the related consolidated and consolidating statements of income and cash flow of Silgan and its subsidiaries for the fiscal year and three-month periods ended on such dates, (ii) all computations determining compliance with the ratio of EBITDA to Interest Expense, the Leverage Ratio and the definitions of the applicable commitment commission percentage and the Interest Reduction Discount are determined on a Pro Forma Basis (as defined in the New Credit Agreement), and (iii) in determining EBITDA for any period, no effect is given to certain other matters as provided in the New Credit Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     Exhibit No.                     Description

         99.1 Credit Agreement, dated as of July 29, 1997, among Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation, certain other subsidiaries of any of them, various banks, Bankers Trust Company, as Administrative Agent and as a Co-Arranger, Bank of America National Trust & Savings Association, as Syndication Agent and as a Co-Arranger, Goldman Sachs Credit Partners L.P., as Co-Documentation Agent and as a Co-Arranger, and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agent and as a Co-Arranger.

         99.2 Security Agreement, dated as of July 29, 1997, among Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation, certain other subsidiaries of any of them and Bankers Trust Company, as Collateral Agent.

         99.3 Pledge Agreement, dated as of July 29, 1997, made by Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation,
                        California-Washington Can Corporation and SCCW Can Corporation, as Pledgors, in favor of Bankers Trust Company, as Collateral Agent and as Pledgee.

         99.4 Borrowers/Subsidiaries Guaranty, dated as of July 29, 1997, made by Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics
                        Corporation, California-Washington Can Corporation and SCCW Can Corporation.


             In accordance with Item 601(b)(2) of Regulation S-K, the schedules, exhibits and annexes referenced in the New Credit Agreement and in the Pledge Agreement, the Security Agreement and the Borrowers/Subsidiaries Guaranty referenced above have not been filed as part of the exhibits to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules, exhibits and annexes to the Commission upon request.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SILGAN HOLDINGS INC.


                                  By:/s/ Harley Rankin, Jr.
                                     ---------------------------
                                     Harley Rankin, Jr.
                                     Executive Vice President,
                                     Chief Financial Officer
                                     and Treasurer

Date:  August 7, 1997

                                INDEX TO EXHIBITS




     Exhibit No.                        Description

         99.1 Credit Agreement, dated as of July 29, 1997, among Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation, certain other subsidiaries of any of them, various banks, Bankers Trust Company, as Administrative Agent and as a Co-Arranger, Bank of America National Trust & Savings Association, as Syndication Agent and as a Co-Arranger, Goldman Sachs Credit Partners L.P., as Co-Documentation Agent and as a Co-Arranger, and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agent and as a Co-Arranger.

         99.2 Security Agreement, dated as of July 29, 1997, among Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation, certain other subsidiaries of any of them and Bankers Trust Company, as Collateral Agent.

         99.3 Pledge Agreement, dated as of July 29, 1997, made by Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics Corporation,
                        California-Washington Can Corporation and SCCW Can Corporation, as Pledgors, in favor of Bankers Trust Company, as Collateral Agent and as Pledgee.

         99.4 Borrowers/Subsidiaries Guaranty, dated as of July 29, 1997, made by Silgan Holdings Inc., Silgan Containers Corporation, Silgan Plastics
                        Corporation, California-Washington Can Corporation and SCCW Can Corporation.





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